As filed with the Securities and Exchange Commission on October 7, 2020

Registration No. 333-248953

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ERYTECH Pharma S.A.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

France	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

60 Avenue Rockefeller

69008 Lyon France

Tel: +33 4 78 74 44 38

(Address and telephone number of registrant’s principal executive offices)

ERYTECH Pharma, Inc.

One Main Street, Suite 1150

Cambridge, Massachusetts 02142

+1 857 706 1585

(Name, address and telephone number of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Marc A. Recht Brian F. Leaf Courtney T. Thorne Cooley LLP 500 Boylston Street Boston, Massachusetts 02116 +1 617 937 2300	Arnaud Duhamel Guilhem Richard Gide Loyrette Nouel A.A.R.P.I. 15 rue de Laborde 75008 Paris France +33 1 40 75 00 00

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 (“Amendment No. 1”) to the Registration Statement on Form F-3 (“Registration Statement”) is being filed solely for the purpose of filing an updated Exhibit 5.1 and updating Item 9 of the Registration Statement accordingly. This Amendment No. 1 does not modify any provision of the prospectus that forms a part of the Registration Statement and accordingly, such prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 9. Exhibits.

The following exhibits are filed with this registration statement or are incorporated herein by reference.

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/ Reg. Number

1.1*	Form of Underwriting Agreement.

1.2**	Sales Agreement, dated September 21, 2020, by and between the Registrant and Cowen and Company, LLC.		F-3 (Exhibit 1.2)	September 21, 2020	333-248953

4.1**	Bylaws (statuts) of the registrant (English translation).		F-3 (Exhibit 4.1)	September 21, 2020	333-248953

4.2**	Amended and Restated Deposit Agreement.		F-3 (Exhibit 4.2)	September 21, 2020	333-248953

4.3**	Form of American Depositary Receipt (included in Exhibit 4.2).		F-3 (Exhibit 4.3)	September 21, 2020	333-248953

4.4*	Form of Warrant.

5.1	Opinion of Gide Loyrette Nouel A.A.R.P.I.	X

5.2**	Opinion of Gide Loyrette Nouel A.A.R.P.I.		F-3 (Exhibit 5.2)	September 21, 2020	333-248953

23.1**	Consent of KPMG S.A.		F-3 (Exhibit 23.1)	September 21, 2020	333-248953

23.2	Consent of Gide Loyrette Nouel A.A.R.P.I. (included in the opinion filed as Exhibit 5.1).	X

24.1**	Powers of Attorney (included on signature page).		F-3 (Exhibit 24.1)	September 21, 2020	333-248953

*

To be subsequently filed, if applicable, by an amendment to this registration statement or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, including any Report on Form 6-K, and incorporated herein by reference.

**	Previously filed.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lyon, France on October 7, 2020.

ERYTECH PHARMA S.A.

By:	/s/ Gil Beyen
	Name:	Gil Beyen
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Gil Beyen Gil Beyen	Chief Executive Officer and Director (Principal Executive Officer)	October 7, 2020

/s/ Eric Soyer Eric Soyer	Chief Financial Officer, Chief Operating Officer and Deputy General Manager (Principal Financial Officer and Principal Accounting Officer)	October 7, 2020

* Jean-Paul Kress, M.D.	Chairman of the Board of Directors	October 7, 2020

* Sven Andréasson	Director	October 7, 2020

* Philippe Archinard, Ph.D.	Director	October 7, 2020

* Luc Dochez, Pharm.D.	Director	October 7, 2020

* Martine Ortin George, M.D.	Director	October 7, 2020

* Melanie Rolli	Director	October 7, 2020

* Hilde Windels	Director	October 7, 2020

*By:	/s/ Gil Beyen
Gil Beyen Attorney-in-fact

II-2

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of ERYTECH Pharma S.A., has signed this Amendment No. 1 to the registration statement on October 7, 2020.

ERYTECH PHARMA, INC.

By:	/s/ Gil Beyen
	Name:	Gil Beyen
	Title:	President